(CAMBREX LOGO)

Date:    April 27, 2006
Contact: Luke M. Beshar                   Anne-Marie Hess
         Executive Vice President & CFO   Senior Director, Investor Relations
Phone:   201-804-3010                     201-804-3062
Email:   luke.beshar@cambrex.com          annemarie.hess@cambrex.com
Release: Immediate

                   CAMBREX REPORTS FIRST QUARTER 2006 RESULTS

     EAST RUTHERFORD, NJ - April 27, 2006 - Cambrex Corporation (NYSE: CBM) reports first quarter 2006 results for the period ended March 31, 2006. First quarter 2006 sales increased 8.3% to $119.6 million, including a 4.9% unfavorable impact from foreign currency, from $110.5 million in the first quarter 2005. First quarter 2006 Adjusted diluted earnings per share increased 73.3% to $0.26 from $0.15 per diluted share in the first quarter 2005.

     The Company reported first quarter 2006 GAAP diluted earnings per share of ($0.02), before the cumulative effect of a change in accounting principle (adoption of FAS 123(R)). Adjusted results in the first quarter 2006 exclude:
(i) a charge of $0.20 per diluted share resulting from the previously announced pre-payment of a portion of the Company's long-term debt, (ii) a payment of $0.05 per diluted share recorded as in-process R&D related to the previously announced acquisition of Cutanogen, and (iii) an expense of $0.04 per diluted share for costs related to the evaluation of strategic alternatives to enhance shareholder value. A reconciliation of GAAP results to Adjusted (non-GAAP) results can be found in the un-audited financial tables included in this press release. Management believes that Adjusted results provide a more meaningful representation of the Company's operating results for the periods presented.

     First quarter 2006 gross margins decreased to 37.6% from 39.2% in the first quarter 2005 due to lower margins in Human Health partially offset by improved gross margins in the Biopharma segment. Foreign currency unfavorably impacted consolidated gross margin by 0.6 percentage points in the first quarter 2006.

STRATEGIC ALTERNATIVES

     On February 2, 2006, Cambrex announced that it had retained Bear Stearns as investment bankers to assist the Board of Directors in identifying and assessing strategic alternatives to increase shareholder value. There has been significant progress over the last several months, the process is ongoing and the effort continues to be a top priority of the Cambrex Board of Directors and executive management.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

BUSINESS SEGMENT RESULTS

BIOPRODUCTS

     The Bioproducts segment includes products and services for research and therapeutic applications. Bioproducts sales in the first quarter 2006 increased 3.6% to $41.3 million from $39.9 million in the first quarter 2005 primarily due to higher sales of research products, cell therapy manufacturing, testing and process development services, and therapeutic media, partially offset by a 3.7% unfavorable impact from foreign currency.

     First quarter 2006 Bioproducts gross margin of 55.4% is the same as the gross margin in the first quarter 2005. Foreign currency favorably impacted Bioproducts gross margin by 0.7 percentage point in the first quarter 2006.

     First quarter 2006 Bioproducts Adjusted operating profit margin decreased to 20.2% from 24.2% in the first quarter 2005 primarily due to investments in additional personnel and higher promotional spending to support global sales efforts. Foreign currency favorably impacted Bioproducts operating profit margin by 0.5 percentage point in the first quarter 2006.

BIOPHARMA

     The Biopharma segment consists of the Company's contract biopharmaceutical process development and manufacturing business. Sales in the first quarter 2006 increased 79.1% to $13.8 million from $7.7 million in the first quarter 2005 due to higher suite and material reimbursement revenues, partially offset by lower process development and labor reimbursement revenues. Approximately $5.2 million of first quarter 2006 Biopharma revenues resulted from the shipment of all remaining product inventories to a client that cancelled their project when the product failed to meet its primary endpoint in the client's confirmatory Phase III clinical trial in the fourth quarter 2005.

     First quarter 2006 Biopharma gross margin increased to 7.3% from -26.7% in the first quarter 2005 due to higher sales volume, partially offset by the cost of additional production personnel, higher utilities and adverse product mix.

     The first quarter 2006 Biopharma operating loss was $1.5 million versus an operating loss of $4.9 million in the first quarter 2005 due to higher gross profit, partially offset by adverse product mix. Foreign currency had no impact on Biopharma sales, gross margin or operating profit margin.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

HUMAN HEALTH

     The Human Health segment consists of small molecule active pharmaceutical ingredients (APIs), advanced intermediates and other products derived from organic chemistry. Human Health sales in the first quarter 2006 increased 2.6% to $64.5 million, including a 6.3% unfavorable impact due to foreign currency, from $62.8 million in the first quarter 2005. Higher net sales volumes were partially offset by lower pricing and the unfavorable impact of foreign currency. Higher sales resulted from strong demand for a gastrointestinal API, x-ray contrast media and nicotine polacrilex used in smoking cessation products, partially offset by lower volume and pricing for two generic central nervous system APIs.

     First quarter 2006 Human Health gross margin decreased to 32.6% from 36.9% in the first quarter 2005 primarily due to lower pricing and the unfavorable impact of foreign currency by 1.4 percentage points, partially offset by favorable product mix and lower manufacturing expenses.

     First quarter 2006 Human Health operating profit margin decreased to 18.0% from 19.6% in the first quarter 2005 primarily due to lower gross profit and the unfavorable impact of foreign currency by 1.3 percentage points, partially offset by lower operating expenses.

FIRST QUARTER 2006 ADJUSTED CONSOLIDATED OPERATING, INTEREST AND TAX EXPENSES

     First quarter 2006 Adjusted consolidated operating expenses decreased $1.1 million to $31.3 million, or 26.2% of sales, from $32.4 million, or 29.3% of sales, in the first quarter 2005 primarily due to lower corporate spending, partially offset by additional investments in personnel, marketing and advertising in the Bioproducts segment.

     Sales and marketing expense in the first quarter 2006 increased to $9.2 million, or 7.7% of sales, from $8.0 million, or 7.2% of sales in the first quarter 2005, principally due to additional personnel and marketing and advertising spending in the Bioproducts segment, partially offset by the favorable impact of foreign currency.

     Adjusted research and development expense for the first quarter 2006 decreased to $4.5 million, or 3.8% of sales compared to $5.9 million, or 5.3% of sales, in the first quarter 2005 due to the reduction of corporate personnel and related costs and the favorable impact of foreign currency.

     Adjusted administrative expense in the first quarter 2006 decreased to $17.1 million, or 14.3% of sales, from $18.0 million, or 16.3% of sales, in the first quarter 2005 due to lower personnel expenses and the favorable impact of foreign currency.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

     Adjusted net interest expense in the first quarter 2006 decreased to $2.1 million from $2.7 million in the first quarter 2005. The average interest rate in the first quarter 2006 and first quarter 2005 is 5.2% and 5.3%, respectively.

     Capital expenditures and depreciation for the first quarter 2006 were $8.5 million and $8.1 million compared to $9.0 million and $9.4 million in the first quarter 2005, respectively.

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE: FAS 123(R)

     Under FAS 123(R), the Company is now required to measure stock appreciation rights (SARs) at fair market value. As a result, the Company recorded $0.2 million in compensation expense as a cumulative effect of an accounting principle change in accordance with FAS 123(R).

GUIDANCE

     The Company is providing full year 2006 guidance for sales growth to be within the range of 4% to 8% and Adjusted (non-GAAP) net earnings to be in the range of $0.75 to $0.95 per fully diluted share. The full year 2006 earnings guidance excludes the costs associated with the previously announced pre-payment of a portion of the Company's long-term debt ($0.20 per diluted share), milestone payments for the acquisition of Cutanogen ($0.15 per diluted share) and costs related to the evaluation of strategic alternatives to enhance shareholder value.

     For the year 2006, guidance for capital expenditures, depreciation and amortization for continuing operations is currently expected to be approximately $40 - $45 million, $36 million, and $2.0 million, respectively. The Company expects the full year 2006 effective tax rate to be approximately 40 - 45%. The full year and quarterly effective tax rates will continue to be highly sensitive to the geographic mix of income or losses.

     As previously announced, it was determined during the 2005 year-end closing procedures that certain of the Company's tax balance sheet accounts had not been properly reconciled in the past. The Company continues to diligently complete the appropriate analyses. However, until the analyses of the tax accounts are complete, it cannot be determined whether these matters will result in material adjustments to previously reported financial statements. The Company expects to file its 2005 Form 10-K with the US Securities and Exchange Commission as soon as it completes the above referenced work.

     The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the 2005 Form 10-K and the first quarter 2006 Form 10-Q are filed with the US Securities and Exchange Commission.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

CAMBREX DECLARES QUARTERLY DIVIDEND

     The Cambrex Board of Directors declared the Company's regular quarterly cash dividend on its common stock of $0.03 per share for its shareholders of record as of May 5, 2006. The dividend is payable on May 19, 2006.

CONFERENCE CALL AND WEBCAST

     The Conference Call to discuss first quarter 2006 earnings will begin at 8:30 a.m. Eastern Time on Friday, April 28, 2006 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for domestic and +1-706-634-6653 for international. Please use the pass code 6956169 and call approximately 10 minutes prior to start time. A webcast is available from the Investor Relations section on the Cambrex website located at www.cambrex.com and can be accessed for approximately a month following the call. A telephone replay of the conference call will be available through Friday, May 5, 2006 by calling 1-800-642-1687 for domestic and +1-706-645-9291 for international. Please use the pass code 6956169 to access the replay.

FORWARD LOOKING STATEMENTS

     This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions are used in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials, the possibility that the value of the acquisition of PermaDerm(TM) cultured skin may not be realized or that our plans to obtain a Humanitarian Device Exemption, completion of clinical trials and commercialization of PermaDerm cultured skin in the United

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

States may not be successful, the Company may not receive regulatory approval for its products, and the outcome of the evaluation of strategic alternatives.

     For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex 2004 Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT CAMBREX

     Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company employs approximately 2,000 worldwide. For more information, please visit http://www.cambrex.com.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                Adjusted Statement of Profit and Loss - Non-GAAP*
                 For the Quarters Ended March 31, 2006 and 2005
                                 (in thousands)

                                            2006               2005
                                      ----------------   ----------------
                                                  % of              % of
                                       Amount    Sales    Amount    Sales
                                      --------   -----   --------   -----
Gross Sales                           $119,607   100.0%  $110,462   100.0%
   Commissions and Allowances              862     0.7%       989     0.9%
                                      --------           --------
Net Sales                              118,745    99.3%   109,473    99.1%
   Other Revenues                        1,080     0.9%     2,460     2.2%
                                      --------           --------
Net Revenue                            119,825   100.2%   111,933   101.3%
   Cost of Sales                        74,868    62.6%    68,671    62.1%
                                      --------           --------
Gross Profit                            44,957    37.6%    43,262    39.2%
Operating Expenses
   Sales and Marketing Expense           9,172     7.7%     8,007     7.2%
   Research and Development Expense      4,543     3.8%     5,858     5.3%
   Administrative Expense               17,088    14.3%    17,951    16.3%
   Amortization                            488     0.4%       539     0.5%
                                      --------           --------
Total Operating Expenses                31,291    26.2%    32,355    29.3%
                                      --------           --------
Operating Profit                        13,666    11.4%    10,907     9.9%
Other Expenses
   Interest - Other                      2,081     1.7%     2,730     2.5%
   Other Expense, net                       22     0.0%       190     0.2%
                                      --------           --------
Total Other Expenses                     2,103     1.7%     2,920     2.7%
                                      --------           --------
Income Before Taxes                     11,563     9.7%     7,987     7.2%
   Income Tax Provision                  4,529     3.8%     3,897     3.5%
                                      --------           --------
Net Income                            $  7,034     5.9%  $  4,090     3.7%
                                      ========           ========
Basic Earnings per Share
   Net Income                         $   0.26           $   0.16
Diluted Earnings per Share
   Net Income                         $   0.26           $   0.15
Weighted Average Shares Outstanding
   Basic                                26,660             26,346
   Diluted                              26,759             26,630

*    Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                       Statement of Profit and Loss - GAAP
                 For the Quarters Ended March 31, 2006 and 2005
                                 (in thousands)

                                             2006               2005
                                       ----------------   ----------------
                                                   % of               % of
                                        Amount    Sales    Amount    Sales
                                       --------   -----   --------   -----
Gross Sales                            $119,607   100.0%  $110,462   100.0%
   Commissions and Allowances               862     0.7%       989     0.9%
                                       --------           --------
Net Sales                               118,745    99.3%   109,473    99.1%
   Other Revenues                         1,080     0.9%     2,460     2.2%
                                       --------           --------
Net Revenue                             119,825   100.2%   111,933   101.3%
   Cost of Sales                         74,868    62.6%    68,671    62.1%
                                       --------           --------
Gross Profit                             44,957    37.6%    43,262    39.2%
Operating Expenses
   Sales and Marketing Expense            9,172     7.7%     8,007     7.2%
   Research and Development Expense       5,881     4.9%     5,858     5.3%
   Administrative Expense                18,108    15.1%    17,951    16.3%
   Amortization                             488     0.4%       539     0.5%
                                       --------           --------
Total Operating Expenses                 33,649    28.1%    32,355    29.3%
                                       --------           --------
Operating Profit                         11,308     9.5%    10,907     9.9%
Other Expenses
   Interest - Other                       7,353     6.2%     2,730     2.5%
   Other Expense, net                        22     0.0%       190     0.2%
                                       --------           --------
Total Other Expenses                      7,375     6.2%     2,920     2.7%
                                       --------           --------
Income Before Taxes                       3,933     3.3%     7,987     7.2%
   Income Tax Provision                   4,529     3.8%     3,897     3.5%
                                       --------           --------
(Loss)/Earnings before Cumulative
   Effect of a Change in
   Accounting Principle                $   (596)  -0.5%   $  4,090     3.7%
Cumulative Effect of a Change in
   Accounting Principle                    (228)  -0.2%         --     0.0%
                                       --------           --------
Net (Loss)/Income                      $   (824)  -0.7%   $  4,090     3.7%
                                       ========           ========
Basic Earnings per Share
   (Loss)/Earnings before Cumulative
      Effect of a Change in
      Accounting Principle             $  (0.02)          $   0.16
   Cumulative Effect of a Change in
      Accounting Principle             $  (0.01)          $     --
                                       --------           --------
   Net (Loss)/Income                   $  (0.03)          $   0.16
Diluted Earnings per Share
   (Loss)/Earnings before Cumulative
      Effect of a Change in
      Accounting Principle             $  (0.02)          $   0.15
   Cumulative Effect of a Change in
      Accounting Principle             $  (0.01)          $     --
                                       --------           --------
   Net (Loss)/Income                   $  (0.03)          $   0.15
Weighted Average Shares Outstanding
   Basic                                 26,660             26,346
   Diluted                               26,660             26,630

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                      Gross Sales, Gross Profit & Operating
                                Profit by Segment
                 For the Quarters Ended March 31, 2006 and 2005
                                 (in thousands)

                                                 First Quarter 2006
               --------------------------------------------------------------------------------------
                                             Operating             Adjusted Operating
                 Gross     Gross           Profit/(loss)    OP%      Profit/(loss) -    Adjusted OP%-
                 Sales     Profit    GP%       - GAAP       GAAP        Non-GAAP*         Non-GAAP*
               --------   -------   ----   -------------   -----   ------------------   -------------
Bioproducts    $ 41,341   $22,904   55.4%     $ 7,012       17.0%        $ 8,350             20.2%
Biopharma        13,804     1,013    7.3%      (1,462)     -10.6%         (1,462)           -10.6%
Human Health     64,462    21,040   32.6%      11,593       18.0%         11,593             18.0%
Corporate            --        --              (5,835)                    (4,815)
               --------   -------             -------                    -------
Total          $119,607   $44,957   37.6%     $11,308        9.5%        $13,666             11.4%
               ========   =======             =======                    =======

                                                 First Quarter 2005
               ---------------------------------------------------------------------------------------
                                              Operating             Adjusted Operating
                 Gross     Gross            Profit/(loss)    OP%      Profit/(loss) -    Adjusted OP%-
                 Sales     Profit    GP%        - GAAP       GAAP        Non-GAAP*         Non-GAAP*
               --------   -------   -----   -------------   -----   ------------------   -------------
Bioproducts    $ 39,919   $22,135    55.4%     $ 9,646       24.2%       $ 9,646             24.2%
Biopharma         7,707    (2,057)  -26.7%      (4,912)     -63.7%        (4,912)           -63.7%
Human Health     62,836    23,184    36.9%      12,309       19.6%        12,309             19.6%
Corporate            --        --               (6,136)                   (6,136)
               --------   -------              -------                   -------
Total          $110,462   $43,262    39.2%     $10,907        9.9%       $10,907              9.9%
               ========   =======              =======                   =======

                       Gross Sales Comparison
               -------------------------------------
                 1Q06       1Q05
                 Gross      Gross    Change   Change
                 Sales      Sales       $        %
               --------   --------   ------   ------
Bioproducts    $ 41,341   $ 39,919   $1,422     3.6%
Biopharma        13,804      7,707    6,097    79.1%
Human Health     64,462     62,836    1,626     2.6%
               --------   --------   ------
Total          $119,607   $110,462   $9,145     8.3%
               ========   ========   ======

*    Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
             GAAP to Adjusted (Non-GAAP) Reconciliation - Net Income
                 For the Quarters ended March 31, 2006 and 2005

                                                            First Quarter 2006           First Quarter 2005
                                                       ---------------------------   -------------------------
                                                            Net
                                                       (Loss)/Income   Diluted EPS    Net Income   Diluted EPS
                                                       -------------   -----------   -----------   -----------
(Loss)/Earnings before Cumulative Effect of a
   change in Accounting Principle                         $ (596)        $(0.02)        $4,090        $0.15
Cutanogen milestone payment                                1,338           0.05             --           --
Evaluation of strategic alternatives                       1,020           0.04             --           --
Costs associated with the prepayment of Senior Notes       5,272           0.20             --           --
                                                          ------         ------         ------        -----
Adjusted Net Income - Non-GAAP                            $7,034         $ 0.26         $4,090        $0.15
                                                          ======         ======         ======        =====

                               CAMBREX CORPORATION
    GAAP to Adjusted (Non-GAAP) Reconciliation - Operating Profit by Segment
                 For the Quarters ended March 31, 2006 and 2005

                                                             First Quarter 2006
                                        ------------------------------------------------------------
                                        Bioproducts   Biopharma   Human Health   Corporate    Total
                                        -----------   ---------   ------------   ---------   -------
Operating Profit/(Loss) - As Reported      $7,012      $(1,462)      $11,593      $(5,835)   $11,308
Cutanogen milestone payment                 1,338           --            --           --      1,338
Evaluation of strategic alternatives           --           --            --        1,020      1,020
                                           ------      -------       -------      -------    -------
Adjusted Operating Profit - Non-GAAP       $8,350      $(1,462)      $11,593      $(4,815)   $13,666
                                           ======      =======       =======      =======    =======

                                                             First Quarter 2005
                                        ------------------------------------------------------------
                                        Bioproducts   Biopharma   Human Health   Corporate    Total
                                        -----------   ---------   ------------   ---------   -------
Operating Profit/(Loss) - As Reported      $9,646      $(4,912)      $12,309      $(6,136)   $10,907
                                           ------      -------       -------      -------    -------
Adjusted Operating Profit - Non-GAAP       $9,646      $(4,912)      $12,309      $(6,136)   $10,907
                                           ======      =======       =======      =======    =======

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                           Consolidated Balance Sheet
                   As of March 31, 2006 and December 31, 2005
                                 (in thousands)

                                             March 31,   December 31,
                                                2006         2005
                                             ---------   ------------
Assets
Cash and Cash Equivalents                     $ 23,681     $ 45,932
Trade Receivables, net                          70,334       74,425
Inventories, net                               105,785       93,617
Other Current Assets                            14,056       17,589
                                              --------     --------
   Total Current Assets                        213,856      231,563
Property, Plant and Equipment, Net             232,504      229,410
Goodwill and Other Intangibles                 147,233      146,708
Other Non-Current Assets                         5,337        5,985
                                              --------     --------
   Total Assets                               $598,930     $613,666
                                              ========     ========
Liabilities and Stockholders' Equity
Trade Accounts Payable                        $ 39,804     $ 38,813
Accrued Expenses and Other Current
   Liabilities                                  48,374       52,064
Short-term Debt and Current Portion
   of Long-term Debt                             1,622        1,514
                                              --------     --------
   Total Current Liabilities                    89,800       92,391
Long-term Debt                                 168,136      186,819
Deferred Tax Liabilities                        31,683       31,600
Other Non-Current Liabilities                   62,909       61,641
                                              --------     --------
   Total Liabilities                          $352,528     $372,451
   Stockholders' Equity                       $246,402     $241,215
                                              --------     --------
Total Liabilities and Stockholders' Equity    $598,930     $613,666
                                              ========     ========

Note: This balance sheet is unaudited, subject to revision, and should not be considered final until the 2005 Form 10-K and the first quarter 2006 Form 10-Q are filed with the U.S. Securities and Exchange Commission.

                                        ###

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone
201.804.3000 | Fax 201.804.9852 | www.cambrex.com